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                                                                    Exhibit 21.1

                       Subsidiaries of J. Crew Group, Inc.

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
                                                              Name Under Which
Name of Subsidiary                  State of Incorporation    Subsidiary Does Business
------------------                  ----------------------    ------------------------
J. Crew Operating Corp.             Delaware                  J. Crew Operating Corp.
J. Crew Inc.                        New Jersey                J. Crew Inc.
Grace Holmes, Inc.                  Delaware                  J. Crew Retail Stores
H.F.D. No. 55, Inc.                 Delaware                  J. Crew Factory Stores
J. Crew Virginia, Inc.              Virginia                  J. Crew Virginia, Inc.
J. Crew International, Inc.         Delaware                  J. Crew International, Inc.
J. Crew Intermediate LLC            Delaware                  J. Crew Intermediate LLC
C & W Outlet, Inc.*                 New York                  C & W Outlet, Inc.
J. Crew Services, Inc.*             Delaware                  J. Crew Services, Inc.
ERL, Inc.*                          New Jersey                ERL, Inc.

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* Inactive subsidiary